Exhibit 10.15

                             EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made by and between WINTRUST FINANCIAL CORPORATION ("Wintrust"), an Illinois bank holding company, and Edward J. Wehmer, an individual resident in the State of Illinois ("Executive").

                                WITNESSETH THAT:

         WHEREAS, Wintrust is an Illinois bank holding company;

         WHEREAS, Executive has particular expertise and knowledge concerning the business of Wintrust and its operations and is a valued member of Wintrust's senior management;

         WHEREAS, by virtue of his employment with Wintrust, Executive will become acquainted with certain confidential information regarding the services, customers, methods of doing business, strategic plans, marketing, and other aspects of the business of Wintrust or its Affiliates;

         WHEREAS, Wintrust and Executive have previously entered into an employment agreement dated December 16, 1996 (the "Prior Employment Agreement"); and

         WHEREAS, Wintrust and Executive desire to restate and set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment effective as of the date first written above (the "Effective Date") and this Agreement is intended by the parties to supersede all previous agreements and understanding, whether written or oral, concerning such employment, including, without limitation, the Prior Employment Agreement.

         NOW THEREFORE, in consideration of the covenants and agreements contained herein, of Executive's employment, of the compensation to be paid by Wintrust for Executive's services, and of Wintrust's other undertakings in this Agreement, the parties hereto do hereby agree as follows:

         1. Scope of  Employment.  Executive  will be employed as President  and
            --------------------
Chief Executive Officer of Wintrust and shall perform such duties as may be assigned to Executive by the Board of Directors of Wintrust in such position. Executive agrees that during their employment Executive will be subject to and abide by the written policies and practices of Wintrust. Executive also agrees to assume such new or additional positions and responsibilities as he may from time to time be assigned for or on behalf of Wintrust or any Affiliate of Wintrust. Notwithstanding the foregoing, Executive will not be required without his consent to move his principal business location to another location more than a 35 mile radius from his principal business location on the Effective Date of this Agreement. For purposes of this Agreement, the term "Affiliate" shall


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include but not be limited to Barrington  Bank & Trust Company,  Hinsdale Bank &
Trust Company, Lake Forest Bank & Trust Company, Libertyville Bank & Trust Company, North Shore Community Bank & Trust Company, Crystal Lake Bank & Trust Company, First Insurance Funding Corporation, Wintrust Asset Management Company, and any subsidiary of any of them and shall further include any present or future affiliate of any of them as defined by the rules and regulations of the Federal Reserve Board. In the event Executive shall perform services for any Affiliate in addition to serving as President and Chief Executive Officer of Wintrust, the provisions of this Agreement shall also apply to the performance of such services by Executive on behalf of the Affiliate.

         2.  Compensation and Benefits.  Executive will be paid such base salary
             -------------------------
as may from time to time be agreed upon between Executive and Wintrust. Executive will be entitled to coverage under such compensation plans, insurance plans and other fringe benefit plans and programs as may from time to time be established for employees of Wintrust in accordance with the terms and conditions of such plans and programs. Executive shall also be eligible to participate in the Wintrust 1997 Stock Incentive Plan or any successor Plan thereto.

         3. Extent of Service. Executive shall devote his entire time, attention
            -----------------
and energies to the business of Wintrust during the term of this Agreement; but this shall not be construed as preventing Executive from (a) investing Executive's personal assets in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (b) engaging (whether or not during normal business hours) in any other professional, civic or philanthropic activities provided that Executive's engagement does not result in a violation of his covenants under this Section or Sections 4 and 5 hereof; or (c) accepting appointments to the boards of directors of other companies provided that the Board of Directors of Wintrust approves of such appointments and Executive's performance of his duties on such boards does not result in a violation of his covenants under this Section or Sections 4 and 5 hereof.

         4. Competition.  During the period in which Executive performs services
            -----------
for Wintrust and for a period of two years after termination of Executive's employment with Wintrust, regardless of the reason, Executive shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation: (a) serve as President and Chief Executive Officer or in a comparable senior management position with a bank or other financial institution (or any branch or affiliate thereof) which offers to its customers any of the services provided by Wintrust or its Affiliates which operates in the Market Area of Wintrust or any Affiliate; (b) solicit or conduct business which involves any of the services provided by Wintrust or its Affiliates from or with any person, corporation or other entity which was a customer of Wintrust or any Affiliate with whom Executive had direct or indirect contact while employed by Wintrust or potential customers with whom Wintrust or any Affiliate has, at the time of Executive's termination of employment with Wintrust, an outstanding oral or written proposal to provide such services; (c) request, advise or directly or indirectly invite any of the

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existing customers,  suppliers or service providers of Wintrust or any Affiliate to withdraw, curtail or cancel its business with Wintrust or any Affiliate (other than through mass mailings or general advertisements not specifically directed at customers of Wintrust or any Affiliate); (d) hire, solicit, induce or attempt to solicit or induce any employee, consultant, or agent of Wintrust or any Affiliate: (i) to terminate his employment or association with Wintrust or any Affiliate; or (ii) to become employed by or to serve in any capacity by a bank or other financial institution which operates or is planned to operate in the Market Area of Wintrust or of any Affiliate; or (e) in any way participate in planning or opening a bank or other financial institution which operates or is intended to operate in the Market Area of Wintrust or of any Affiliate. For the purposes of this Agreement, the Market Area of Wintrust or of an Affiliate shall be the area within a ten (10) mile radius of the principal office and branches of Wintrust or of any Affiliate.

                  Notwithstanding the foregoing, Executive shall not be prevented from (i) investing or owning shares of stock of any corporation engaged in any business provided that such shares are regularly traded on a national securities exchange or in any over-the-counter market or (ii) retaining any shares of stock in any corporation which Executive owned prior to the date of his employment with Wintrust.

         5. Confidential Information. Executive acknowledges that, during his or
            ------------------------
her employment with Wintrust, Executive has and will obtain access to Confidential Information of and for Wintrust or its Affiliates. For purposes of this Agreement, "Confidential Information" shall mean information not generally known or available without restriction to the trade or industry, including, without limitation, the following categories of information and documentation:
(i) documentation and information relating to lending customers of Wintrust or any Affiliate, including, but not limited to, lists of lending clients with their addresses and account numbers, credit analysis reports and other credit files, outstanding loan amounts, repayment dates and instructions, information regarding the use of the loan proceeds, and loan maturity and renewal dates;
(ii) documentation and information relating to depositors of Wintrust or any Affiliate, including, but not limited to, lists of depositors with their addresses and account numbers, amounts held on deposit, types of depository products used and the number of accounts per customer; (iii) documentation and information relating to trust customers of Wintrust or any Affiliate, including, but not limited to, lists of trust customers with their addresses and account numbers, trust investment management contracts, identity of investment managers, trust corpus amounts, and grantor and beneficiary information; (iv) documentation and information relating to investment management clients of Wintrust or any Affiliate, including, but not limited to, lists of investors with their addresses, account numbers and beneficiary information, investment management contracts, amount of assets held for management, and the nature of the investment products used; (v) the identity of actual or potential customers of Wintrust or any Affiliate, including lists of the same; (vi) the identity of suppliers and service providers of Wintrust or any Affiliate, including lists of the same and the material terms of any supply contracts; (vii) marketing materials and information regarding the products and services offered by Wintrust or any

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Affiliate  and the  nature  and  scope of use of such  marketing  materials  and product information; (viii) policy and procedure manuals and other materials used by Wintrust or any Affiliate in the training and development of its employees; (ix) identity of all computer systems, programs and software utilized by Wintrust of any Affiliate to conduct its operations and manuals or other instructions for their use; (x) minutes or other summaries of Board of Directors or other department or committee meetings held by Wintrust or any Affiliate;
(xi) the business and strategic  growth plans of Wintrust or any Affiliate;  and
(xii) confidential communication materials provided for shareholders of Wintrust or of any Affiliate. Absent prior authorization by Wintrust or as required in Executive's duties for Wintrust, Executive will not at any time, directly or indirectly, use, permit the use of, disclose or permit the disclosure to any third party of any such Confidential Information to which Executive will be provided access. These obligations apply both during Executive's employment with Wintrust and shall continue beyond the termination of Executive's employment and this Agreement.

         6.  Inventions.  All  discoveries,  designs,  improvements,  ideas, and
             ----------
inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of Wintrust or any Affiliate or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of Wintrust or any Affiliate that may be conceived, developed, or made by Executive during employment with Wintrust (hereinafter "Inventions"), either solely or jointly with others, shall automatically become the sole property of Wintrust or an Affiliate. Executive shall immediately disclose to Wintrust all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary to perfect the property rights of Wintrust or any Affiliate therein. These obligations shall continue beyond the termination of Executive's employment with respect to Inventions conceived, developed, or made by Executive during employment with Wintrust. The provisions of this Section 6 shall not apply to any Invention for which no equipment, supplies, facility, or trade secret information of Wintrust or any Affiliate is used by Executive and which is developed entirely on Executive's own time, unless (a) such Invention relates
(i) to the business of Wintrust or an Affiliate or (ii) to the actual or demonstrably anticipated research or development of Wintrust or an Affiliate, or
(b) such Invention results from work performed by Executive for Wintrust.

         7. Remedies.  Executive acknowledges that the compliance with the terms
            --------
of this Agreement is necessary to protect the Confidential Information and goodwill of Wintrust and its Affiliates and that any breach by Executive of this Agreement will cause continuing and irreparable injury to Wintrust and its Affiliates for which money damages would not be an adequate remedy. Executive acknowledges that Affiliates are and are intended to be third party beneficiaries of this Agreement. Executive acknowledges that Wintrust and any Affiliate shall, in addition to any other rights or remedies they may have, be entitled to injunctive relief for any breach by Executive of any part of this Agreement. This Agreement shall not in any way limit the remedies in law or equity otherwise available to Wintrust and its Affiliates.

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         8.  Term of  Agreement.  The  initial  term of  Executive's  employment
             ------------------
pursuant to this Agreement shall be five (5) years, commencing on the date of this Agreement. After such initial term, this Agreement shall be extended automatically for successive one (1) year terms, unless either Executive or Wintrust gives contrary written notice not less than ninety (90) days in advance of the expiration of the initial or any succeeding term of this Agreement.

         9.  Termination of Employment.
             -------------------------

                  a.  General   Provisions.   Executive's   employment   may  be
                      --------------------
terminated  by Wintrust at any time and,  except as  otherwise  provided in this
Section 9, any and all of Wintrust's obligations under this Agreement shall terminate, other than Wintrust's obligation to pay Executive, within thirty (30) days of Executive's termination of employment, the full amount of any unpaid base salary and accrued but unpaid vacation pay earned by Executive pursuant to this Agreement through and including the date of termination and to observe the terms and conditions of any plan or benefit arrangement which, by its terms, survives such termination of Executive's employment. The payments to be made under this Section 9(a) shall be made to Executive, or in the event of Executive's death, to such beneficiary as Executive may designate in writing to Wintrust for that purpose, or if Executive has not so designated, then to the spouse of Executive, or if none is surviving, then to the personal representative of the estate of Executive. Notwithstanding the foregoing, termination of employment shall not affect the obligations of Executive that, pursuant to the express provisions of this Agreement, continue in effect.

                  b.  Termination Due to Death.  If Executive  should die during
                      ------------------------
the term of this Agreement, which event shall result in the termination of Executive's employment, Wintrust shall pay Executive an amount equal to two (2) times the sum of (i) Executive's base annual salary in effect at the time of Executive's death plus (ii) an amount equal to any bonuses paid to Executive during the twelve (12) month period prior to Executive's death in a lump sum within thirty (30) days following the date of Executive's death. The amount to be paid to Executive pursuant to this Section 9(b) shall be reduced by the amount of any life insurance benefit payments paid or payable to Executive from policies of insurance maintained and paid for by Wintrust; provided that in the event the life insurance benefits exceed the amount to be paid to Executive pursuant to this Section 9(b), Executive shall remain entitled to receive the excess life insurance payments. The payments to be made under this Section 9(b) shall be made to Executive, or in the event of Executive's death, to such beneficiary as Executive may designate in writing to Wintrust for that purpose, or if Executive has not so designated, then to the spouse of Executive, or if none is surviving, then to the personal representative of the estate of Executive.

                  c.  Termination  Due to  Permanent  Disability.  If  Executive
                      ------------------------------------------
should suffer a permanent disability, which event shall result in the termination of Executive's employment, Wintrust shall pay Executive an amount equal to two (2) times the sum of

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(i)  Executive's  base  annual  salary  in  effect  at the  time of  Executive's permanent disability plus (ii) an amount equal to any bonuses paid to Executive during the twelve (12) month period prior to Executive's permanent disability ratably over a twenty-four (24) month period beginning on the first payroll period following such termination and on each payroll period thereafter during the twenty-four (24) month period. The amount to be paid to Executive pursuant to this Section 9(c) shall be reduced by the amount of any long-term disability benefit payments paid or payable to Executive during such payment period from policies of insurance maintained and paid for by Wintrust; provided that in the event the long-term disability benefits exceed the amount to be paid to Executive pursuant to this Section 9(c), Executive shall remain entitled to receive the excess long-term disability insurance payments.

                  For the purposes of this Agreement, "permanent disability" means any mental or physical illness, disability or incapacity which renders Executive unable to perform his duties hereunder for ninety (90) consecutive working days. In addition, in the event of permanent disability, Executive's or Executive's dependents' participation in any medical, health, accident, disability, death, life insurance or similar plan in which Executive was participating immediately prior to termination shall continue for the period in which payments are being made under this Section 9(c) at Wintrust's expense (subject to any normal employee contributions, if any), although any continuation of health coverage shall count toward the "COBRA" continuation of coverage period.

                  d.  Termination   Without  Cause.  In  the  event  Executive's
                      ----------------------------
employment is terminated without Cause (as such term is defined in Section 9(h) hereof) by Wintrust other than upon the expiration of the initial term or the expiration of any succeeding one (1) year term of this Agreement, Wintrust shall pay Severance Pay to Executive in the amount equal to two (2) times the sum of
(i) Executive's base annual salary in effect at the time of Executive's termination plus (ii) an amount equal to any bonuses paid to Executive during the twelve (12) month period prior to termination. Severance Pay under this
Section 9(d) shall be paid to the Executive ratably over a twenty-four (24) month period beginning on the first payroll period following such termination and on each payroll period thereafter during the twenty-four (24) month Severance Pay period. The amount of Severance Pay under this Section 9(d) shall be reduced by any income earned by Executive, whether paid to Executive immediately or deferred until a later date, during the twenty-four (24) month Severance Pay period from employment of any sort, including without limitation full, part time or temporary employment or work as an independent contractor or as a consultant. Executive agrees to promptly notify Wintrust if he obtains employment of any sort during the twenty-four (24) month Severance Pay period and to provide Wintrust with a copy of any W-2 or 1099 forms or other payroll or income records and a summary of contributions received under any deferred compensation arrangement. Notwithstanding the foregoing, Executive's Severance Pay to be paid under this Section 9(d) shall be not less than an amount to provide Executive with a monthly payment of $ 4,166.67 during the twenty-four
(24) month Severance Pay period.

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                  e.   Constructive   Termination.   If   Executive   suffers  a
                       --------------------------
Constructive Termination, Wintrust shall pay Severance Pay to Executive in the amounts and at the times described in Section 9(d) hereof. For the purposes of this Agreement, "Constructive Termination" means (i) a material reduction by Wintrust in the duties and responsibilities of Executive or (ii) a reduction by Wintrust of Executive's "Adjusted Total Compensation" (as hereinafter defined), to (y) less than seventy-five percent (75%) of the Adjusted Total Compensation of Executive for the twelve month period ending as of the last day of the month immediately preceding the month in which the Constructive Termination occurs; or
(z) less than seventy-five percent (75%) of the Executive's Adjusted Total Compensation for the twelve month period ending as of the last day of the month preceding the Effective Date, whichever is greater. The amount of Severance Pay under this Section 9(e) shall be reduced by any income earned by Executive, whether paid to Executive immediately or deferred until a later date, during the twenty-four (24) month Severance Pay period from employment of any sort, including without limitation full, part time or temporary employment or work as an independent contractor or as a consultant. Executive agrees to promptly notify Wintrust if he or she obtains employment of any sort during the twenty-four (24) month Severance Pay period and to provide Wintrust with a copy of any W-2 or 1099 forms or other payroll or income records and a summary of
contributions   received   under   any   deferred   compensation    arrangement.
Notwithstanding the foregoing,  Executive's  Severance Pay to be paid under this
Section 9(e) shall be not less than an amount to provide Executive with a monthly payment of $ 4,166.67 during the twenty-four (24) month Severance Pay period.

                  (A) For the purposes of this Agreement, "Adjusted Total Compensation" means the aggregate base salary earned by the Executive plus the dollar value of all perquisites (i.e.
                  Wintrust provided car, club dues and supplemental life insurance) as estimated by Wintrust in respect of the Executive for the relevant twelve month period. Adjusted Total Compensation shall exclude any bonus payments paid or earned by the Executive. For the purpose of illustration, attached as Exhibit A to this Agreement is the base salary paid and the dollar value of the Executive's perquisites for the last fiscal year of Wintrust.

                  (B) For the purposes of this Section 9(e) (but not for the purpose of Section 9(f)), the Executive will not be deemed to have incurred a Constructive Termination under Section 9(e)(ii) if there is a general reduction in base salaries and/or perquisites applicable to the President, Chief Executive Officer and all Vice Presidents of Wintrust.

                  f.  Termination  Upon  Change In  Control.  In the event  that
                      -------------------------------------
within twelve (12) months of a Change In Control of Wintrust (as defined  below)
(i) Executive's employment is terminated without Cause (as such term is defined in Section 9(h) hereof) prior to the expiration of the initial term or the expiration of any succeeding one (1) year term of this Agreement or (ii) Executive suffers a Constructive Termination, Wintrust (or the successor thereto) shall pay Severance Pay to Executive in the amounts described in

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Section 9(d) hereof in a lump sum within thirty (30) days  following the date of
Executive's termination or Constructive Termination. For the purposes of this Agreement, the term "Change in Control" shall have the same meaning as provided in Section 12(b) of the Wintrust 1997 Stock Incentive Plan. Notwithstanding the foregoing, if the payment required to be paid under this Section 9(f), when considered either alone or with other payments paid or imputed to the Executive from Wintrust or an Affiliate that would be deemed "excess parachute payments" under Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), is deemed by Wintrust to be a "parachute payment" under Section 280G(b)(2) of Code, then the amount of Severance Pay required to be paid under this Section 9(f) shall be automatically reduced to an amount equal to $1.00 less than three times the "base amount" (as defined in Section 280G(3) of the Code) (the "Reduced Amount"). Provided, however, the preceding sentence shall not apply if the sum of (a) the amount of Severance Pay described in this
Section  9(f) less (b) the amount of excise tax payable by the  Executive  under
Section 4999 of the Code with respect to the amount of such Severance Pay and any other payments paid or imputed to the Executive from Wintrust or an Affiliate that would be deemed to be "excess parachute payments" under Section 280G(b)(1) of the Code, is greater than the Reduced Amount. The decision of Wintrust (based upon the recommendations of its tax counsel and accountants) as to the characterization of payments as parachute payments, the value of parachute payments, the amount of excess parachute payments, and the payment of the Reduced Amount shall be final.

                  g. Voluntary Termination.  If Executive voluntarily terminates
                     ---------------------
employment prior to the expiration of the initial term or any succeeding one (1) year term of this Agreement, this Agreement shall terminate forthwith and all obligations of each party to the other shall terminate immediately except for the obligations of the parties contained in Section 9(a) hereof.

                  h. Termination For Cause. If Executive is terminated for Cause
                     ---------------------
as determined by the written resolution of the Compensation and Nominating Committee or any successor committee of the Wintrust Board of Directors, all obligations of each party to the other shall terminate immediately except the obligations of the parties described in Section 9(a) hereof. For purposes of this Agreement, termination for "Cause" means:

                                    (i)  Executive's  failure or refusal,  after
                           written notice thereof, to perform specific directives approved by a majority of the Wintrust Board of Directors which are consistent with the scope and nature of Executive's duties and responsibilities as President and Chief Executive Officer of Wintrust;

                                    (ii) Habitual  drunkenness or illegal use of
                           drugs which interferes with the performance of Executive's duties and obligations under this Agreement;

                                    (iii)   Executive's conviction of a felony;


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                                    (iv)  Any  defalcation  or acts of  gross or
                           willful misconduct of Executive resulting in economic loss to Wintrust or substantial damage to Wintrust's reputation;

                                    (v)  Any  breach  of  Executive's  covenants
                           contained in Sections 4 through 6 hereof; or

                                    (vi)   A   written   order   requiring   the
                           termination of Executive from his position with Wintrust or any Affiliate for which Executive is also providing services by any regulatory agency or body.

                  i. Executive's right to receive Severance Pay per Sections 9(d) through 9(f) hereof is contingent upon Executive not violating any of on-going obligations under this Agreement.

                  j. The payment of Severance Pay to Executive pursuant to Sections 9(d) through 9(f) hereof shall be liquidated damages for and in full satisfaction of any and all claims Executive may have relating to or arising out of Executive's employment and termination of employment by Wintrust, any and all claims Executive may have relating to or arising out of this Agreement and the termination thereof and any and all claims Executive may have arising under any statute, ordinance or regulation or under common law. Executive expressly acknowledges and agrees that, except for whatever claim Executive may have to Severance Pay, Executive shall not have any claim for damages or other relief of any sort relating to or arising out of Executive's employment or termination of employment by Wintrust or relating to or arising out of this Agreement and the termination thereof.

                  k. Upon termination of employment with Wintrust for any reason, Executive shall promptly deliver to Wintrust all writings, records, data, memoranda, contracts, orders, sales literature, price lists, client lists, data processing materials, and other documents, whether or not obtained from Wintrust or any Affiliate, which pertain to or were used by Executive in connection with his employment by Wintrust or which pertain to any Affiliate, including, but not limited to, Confidential Information, as well as any automobiles, computers or other equipment which were purchased by Wintrust for Executive.

         10 Resolution of Disputes.  Except as otherwise  provided  herein,  any
            ----------------------
disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Chicago, Illinois, in accordance with the rules and procedures of the American Arbitration Association (the "AAA") and the parties hereby agree to expedite such arbitration proceedings to the extent permitted by the AAA. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This requirement to arbitrate any disputes arising under or in

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connection  with this  Agreement  shall not apply to claims made by Wintrust for injunctive and/or other equitable relief for Executive's failure to adhere to the covenants set forth in Sections 3, 4, 5 and 6 of this Agreement. Each party shall initially bear their own costs of the arbitration or litigation, except that, if Wintrust is found to have violated any material terms of this
Agreement,   Wintrust  shall  reimburse  Executive  for  the  entire  amount  of reasonable attorneys fees incurred by Executive as a result of the dispute hereunder in addition to the payment of any damages awarded to Executive. Notwithstanding the foregoing, any dispute arising under this Agreement as a result of Executive's termination of employment must be raised by Executive within two (2) years after the Executive's termination, provided, however, that the claim must be initiated within thirty (30) days after written notice of the claim has been delivered by the Executive to Wintrust (Attn: President).

         11.      General Provisions.
                  ------------------

                  a. All provisions of this Agreement are intended to be interpreted and construed in a manner to make such provisions valid, legal, and enforceable. To the extent that any Section of this Agreement or any word, phrase, clause, or sentence hereof shall be deemed by any court to be illegal or unenforceable, such word, clause, phrase, sentence, or Section shall be deemed modified, restricted, or omitted to the extent necessary to make this Agreement enforceable. Without limiting the generality of the foregoing, if the scope of any covenant in this Agreement is too broad to permit enforcement to its full extent, such covenant shall be enforced to the maximum extent provided by law; and Executive agrees that such scope may be judicially modified accordingly.

                  b. This Agreement may be assigned by Wintrust. This Agreement and the covenants set forth herein shall inure to the benefit of and shall be binding upon the successors and assigns of Wintrust.

                  c. This Agreement may not be assigned by Executive,  but shall
be  binding  upon  Executive's  executors,  administrators,   heirs,  and  legal
representatives.

                  d. No waiver by either party of any breach by the other party of any of the obligations, covenants, or representations under this Agreement shall constitute a waiver by any prior or subsequent breach.

                  e. Where in this Agreement the masculine gender is used, it shall include the feminine if the sense so requires.

                  f. The use of any number shall be construed as singular or plural, as the case may require.

                  g. This instrument constitutes the entire agreement of the parties with respect to its subject matter. This Agreement may not be changed or amended orally but

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only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Any other understandings and agreements, oral or written, respecting the subject matter hereof are hereby superseded and canceled.

         12.  Governing  Law.  The parties  agree that this  Agreement  shall be
              --------------
construed and governed by the laws of the State of Illinois, excepting its conflict of laws principles. Further, the parties acknowledge and specifically agree to the jurisdiction of the courts of the State of Illinois in the event of any dispute regarding this Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date written opposite their signatures.




WINTRUST FINANCIAL CORPORATION



By:____________________________________
         David A. Dykstra
Its:  Chief Financial Officer

Dated:__________________________________

________________________________________
         Edward J. Wehmer

Dated:__________________________________


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